Exhibit 10.49

To:	The Directors
	Introgen Therapeutics Inc.	26th floor
	301 Congress Avenue, Ste. 1850	centre point
	Austin, Texas 78701	103 new oxford street
	USA	london wcia idd

tel: 020 7307 1620
fax: 020 7307 1680
email: mail@srpharma.com
Dear Sirs
Proposed Subscription for Shares in SR Pharma plc
Further to our discussions, SR Pharma plc (“SR Pharma” or “the Company”) is pleased to offer for subscription to Introgen Therapeutics Inc. (“Introgen”) 7,478,261 ordinary shares of one pence each in the capital of SR Pharma (the “Shares”), conditional only on admission to trading on AIM, a market of the London Stock Exchange plc (“Admission”).
In consideration for Introgen paying the subscription price of £1,720,000 (representing a subscription price per Share of 23 pence), SR Pharma hereby agrees to issue and allot the Shares to Introgen conditional only on Admission. In consideration of such subscription, SR Pharma hereby represents and warrants to Introgen in the following terms:
1.	That the existing authorised share capital of SR Pharma is £10,000,000, comprising 1,000,000,000 ordinary shares of 1 pence each.

2.	The existing issued share capital of SR Pharma is £467,065, comprising 46,706,450 ordinary shares of 1 pence each.

3.	Following the institutional placing of shares, currently being led by Mulier Capital Limited (the “Placing”), but excluding the allotment and issue to Introgen of the Shares, the issued share capital of SR Pharma will be £827,412, comprising 82,741,232 ordinary shares of 1 pence each.

4.	The Shares have been duly authorised for issuance to Introgen pursuant to this letter agreement and, when issued and delivered by SR Pharma, against payment of the consideration set out in this letter agreement, will be validly issued, fully paid and not subject to further assessment or calls for payment or any increase in liability. The issuance of the Shares is not subject to the pre-emptive or other similar rights of any security holder of SR Pharma.

5.	The Shares upon issue will rank pari passu in all respects with, and be identical to, all other ordinary shares in the capital of SR Pharma. The subscription price offered to Introgen (23 pence per Share) is identical to the subscription price offered to institutional shareholders pursuant to the Placing. No holder of ordinary shares in the capital of SR Pharma will be subject to any personal liability by reason of being such a holder.

6.	The copy of the admission document dated 24 June 2005 (the “Admission Document”), delivered to Introgen, is a true copy.

7.	Upon issue of the Shares and Admission there will be no restriction on resale of the Shares, nor any legal impediments to resale of the Shares, to buyers outside the United States.
In consideration of SR Pharma’s agreement to allot and issue the Shares, Introgen hereby represents and warrants that:
1.1	it is (or any account for which it is purchasing under paragraph 1.2 below is) an institutional “accredited investor”, as such term is defined in Rule 501(a)(1), (2), (3) or (7) under, the US Securities Act of 1933 (the “Securities Act”);

1.2	it is purchasing the Shares for investment purposes for its own account not with a view to any resale, distribution or other disposition of the Shares in violation of the Securities Act;

1.3	it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares; and

1.4	it has had the opportunity to ask questions and receive answers from the Company concerning the information it required for such evaluation.
Introgen further acknowledges that the Shares have not been and will not be registered under the Securities Act, and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and that, for so long as they remain “restricted securities”, the Shares may be offered, sold, pledged or otherwise transferred only (a) pursuant to an effective registration statement under the Securities Act, (b) to a person Introgen reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (c) outside the United States in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act or (d) pursuant to Rule 144 under the Securities Act, if available, and, in each case, in accordance with any other applicable securities laws.
In order to complete your subscription for the shares, please transfer the sum of £1,720,000 to the client account of SR Pharma’s solicitors, Ashurst, details of which are provided separately.
These monies will be held to Introgen’s order until such time as the Shares have been issued to you, whereupon such monies will be held unconditionally to the order of SR Pharma.
This letter agreement (and any dispute, controversy or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

Please indicate your agreement to the subscription of the Shares on the terms hereof by countersigning the attached copy of this letter.

Yours sincerely

For and on behalf of
SR PHARMA PLC

/s/ Melvyn Davies

Director

For and on behalf of
INTROGEN THERAPEUTICS INC.

/s/ David G. Nance

Duly Authorized Signatory David Nance Chief Executive Officer

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